Premier Power Announces Second Quarter 2010 Results

•	2Q10 Sales increase 119% Over 2Q09 and 166% Over 1Q10

El Dorado Hills, California, August 19, 2010 (Business Wire) - Premier Power Renewable Energy, Inc. (OTCBB:PPRW), a global leader in the development, design, engineering, and construction of solar power systems for commercial, government, and utility markets in the United States and Europe, today announced results for its second quarter ended June 30, 2010.

As a result of an improvement in the US market and progress with our European operations, Premier Power can be more specific about its performance expectations.  Based on the strength of Premier Power’s pipeline and current backlog from U.S. and International operations, the Company expects fiscal 2010 sales to be in a range of $70 to $80 million, an increase of 128% to 160% over sales achieved in fiscal 2009.  The Company continues to look at additional financing opportunities and expects that with execution of additional financing Company sales would be positively affected.

“With strong growth coming from our international operations combined with several significant commercial U.S. sales to be recognized in future quarters, we continue to make excellent progress and are executing according to plan,” said Dean R. Marks, chief executive officer of Premier Power.  “As the U.S. solar market rebounds and our international efforts strengthen, we believe we are well positioned to achieve the expectations and goals we’ve established for this company.”

“We’re seeing improvement in our financial position as well and are becoming more competitive in winning business,” said Frank J. Sansone, chief financial officer of Premier Power.  “With growth in our backlog now in excess of $75 million, our billings and accounts receivable have grown accordingly.”

About Premier Power

Premier Power Renewable Energy, Inc. is a leading global provider of large and small-scale solar power systems, delivering unmatched experience to commercial, governmental and residential customers throughout North America and Europe. Premier Power designs, engineers and integrates the solar industry's leading products. Premier Power's technologies and services have enabled its customers to maximize clean energy output along with project savings. Today, Premier Power designs and deploys the most innovative solar electric systems through market-leading innovation and exceptional customer service. Premier Power is headquartered in El Dorado Hills, CA and has common stock quoted on the OTC Bulletin Board under the symbol PPRW.OB. Additional information is available at the Company's website at www.premierpower.com.

Forward-Looking Statements

This release contains certain "forward-looking statements" relating to the business of Premier Power Renewable Energy, Inc. (“Premier”), which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to reliance on a limited number of customers, market demand, cyclical nature of our markets, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Premier's current expectations and beliefs concerning future developments and their potential effects on the company. There can be no assurance that future developments affecting Premier will be those anticipated by Premier. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Source: Premier Power Renewable Energy, Inc.

Investor and Media Contact:
Bill Powell
Investor Relations
(916) 939-0400
ir @premierpower.com

PREMIER POWER RENEWABLE ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND JUNE 30, 2009
(in thousands, except per share data)

	For Three Months ended June 30,		For Six Months ended June 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net sales	$9,026	$4,114	$12,425	$8,908
Cost of sales	(8,621)	(3,649)	(11,989)	(8,075)
Gross profit	405	465	436	833

Operating expenses:
Sales and marketing	883	809	1,625	1,464
General and administrative	1,364	1,109	3,023	2,237
Total operating expenses	2,247	1,918	4,648	3,701

Operating loss	(1,842)	(1,453)	(4,212)	(2,868)

Other income (expense):
Interest expense	(38)	(6)	(75)	(8)
Other expense	(64)	-	(64)	-
Change in fair value of contingent consideration liability	4,522	-	5,776	-
Change in fair value of financial instruments	-	708	-	2,184
Interest income	4	11	5	28
Total other income (expense), net	4,424	713	5,642	2,204

Income (loss) before income taxes	2,582	(740)	1,430	(664)

Income tax (expense) benefit	(1,855)	481	(1,509)	1,126

Net income (loss)	$727	$(259)	$(79)	$462

Earnings (loss) Per Share:

Basic	$0.03	$(0.01)	$(0.00)	$0.02
Diluted	$0.02	$(0.01)	$(0.00)	$0.02

Weighted Average Shares Outstanding:

Basic	26,602	26,049	26,582	26,049
Diluted	33,982	26,049	33,927	30,257

PREMIER POWER RENEWABLE ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2010 AND DECEMBER 31, 2009
(in thousands, except share data)

	June 30,	December 31,
	2010	2009
ASSETS	(unaudited)	(unaudited)
Current assets:
Cash and cash equivalents	$1,561	$3,792
Accounts receivable, net of allowance for doubtful accounts of
$227 and $137 at June 30, 2010 and December 31, 2009, respectively	11,374	7,676
Inventory	1,810	1,824
Prepaid expenses and other current assets	1,286	432
Costs and estimated earnings in excess of billings on uncompleted contracts	7,837	13,674
Other receivables	103	175
Deferred tax assets	227	473
Total current assets	24,198	28,046

Property and equipment, net	512	615
Intangible assets, net	871	970
Goodwill	10,508	12,254
Deferred tax assets	-	1,295
Total assets	$36,089	$43,180

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,078	$18,347
Accrued liabilities	1,951	2,043
Billings in excess of costs and estimated earnings on uncompleted contracts	436	374
Taxes payable	225	293
Customer deposits	1,268	-
Borrowings, current	1,658	1,692
Total current liabilities	23,616	22,749

Borrowings, non-current	339	548
Contingent consideration liability	1,949	7,725
Total liabilities	25,904	31,022

Commitments and contingencies
Shareholders' equity:
Series A convertible preferred stock, par value $.0001 per share: 5,000,000 shares designated; 20,000,000 shares of preferred stock authorized; 3,500,000
shares issued and outstanding at June 30, 2010 and December 31, 2009.	-	-
Series B convertible preferred stock, par value $.0001 per share: 2,800,000 shares designated;
20,000,000 shares of preferred stock authorized; 2,800,000 and 2,800,000 shares issued and
outstanding at June 30, 2010 and December 31, 2009.	-	-
Common stock, par value $.0001 per share; 500,000,000 shares authorized;
29,099,750 and 29,050,250 shares issued and outstanding at
June 30, 2010 and December 31, 2009, respectively	3	3
Additional paid-in-capital	18,251	17,822
Accumulated deficit	(5,464)	(5,385)
Accumulated other comprehensive loss	(2,605)	(282)
Total shareholders' equity	10,185	12,158
Total liabilities and shareholders' equity	$36,089	$43,180

PREMIER POWER RENEWABLE ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND JUNE 30, 2009
(in thousands)

	JUNE 30, 2010	JUNE 30, 2009
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net (loss) income	$(79)	$462
Adjustments to reconcile net income to net cash
used in operating activities:
Stock based compensation	482	290
Depreciation and amortization	179	202
Change in fair value of contingent consideration liability	(5,776)	-
Change in fair value of warrant liability	-	(2,184)
Deferred taxes	1,504	(1,159)
Changes in operating assets and liabilities:
Accounts receivable	(4,226)	2,661
Inventory	(184)	(886)
Prepaid expenses and other current assets	(1,084)	184
Costs and estimated earnings in excess of billings
on uncompleted contracts	4,275	(706)
Other receivables	(692)	(1,580)
Taxes receivable	54	(65)
Accounts payable	2,162	(1,726)
Accrued liabilities	60	(248)
Billings in excess of costs and estimated earnings
on uncompleted contracts	107	(663)
Taxes payable	(27)	(7)
Customer deposits	1,383	-
Net cash used in operating activities	(1,862)	(5,425)
Cash flows from investing activities:
Acquisition of property and equipment	(30)	(75)
Net cash used in investing activities	(30)	(75)
Cash flows from financing activities:
Principal payments on borrowings	(300)	(28)
Proceeds from line of credit	-	139
Proceeds from borrowings	157	347
Proceeds from issuance of series B preferred stock	-	3,000
Cost related to share registration	(53)	(107)
Net cash (used in)/provided by financing activities	(196)	3,351
Effect of foreign currency	(143)	(69)
Decrease in cash and cash equivalents	(2,231)	(2,218)
Cash and cash equivalents at beginning of period	3,792	5,770
Cash and cash equivalents at end of period	$1,561	$3,552

Supplemental cash flow information:
Interest paid	$63	$8
Taxes paid	$-	$39

Non-cash investing and financing activities:
Warrant liability settled with equity	$-	$8,935